EXHIBIT 10.7
SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Amendment”) is made and entered into as of September 30, 2016, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, (“Landlord”), and 5 ARCHES, LLC, a California limited liability company (“Tenant”).

RECITALS

A.
Landlord and Tenant are parties to that certain lease dated January 27, 2015 which lease has been previously amended by First Amendment to Lease dated September 9, 2016 (the “First Amendment”) (collectively, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 13,887 rentable square feet (the “Premises”) described as Suite No. 950 on the 9th floor and Suite No. 1150 on the 11th floor of the building located at 19800 MacArthur Boulevard, Irvine, California (the “Building”).

B.	Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.
Amendment. Effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

A.	Section III.A.3 of the First Amendment is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“3.	Effective as of the Commencement Date for Suite 950, Item 6 shall be amended by deleting Item 6.B. and substituting the following for Suite 950:

Months of Term or Period	Monthly Rate Per Square Foot	Basic Monthly Rent
1-12	$2.84	$18,792.00
13-24	$2.97	$19,652.00
25-36	$3.10	$20,512.00
37-48	$3.24	$21,439.00
49 to 6/30/21	$3.39	$22,432.00”

II.    GENERAL.

A.	Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.
Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant and can be changed only by a writing signed by Landlord and Tenant. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

C.
Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

D.
Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.
Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F.
Certified Access Specialist. As of the date of this Amendment, there has been no inspection of the Building and Project by a Certified Access Specialist as referenced in Section 1938 of the California Civil Code.

G.	Attorneys' Fees. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

H.
Brokers.  Article 18 of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Realty Company (“Landlord’s Broker”) is the agent of Landlord exclusively and Savills Studley/Irvine (“Tenant’s Broker”) is the agent of Tenant exclusively.  By the execution of this Amendment, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified herein, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker. By the execution of this Amendment, Landlord and Tenant are executing the confirmation of the agency relationships set forth herein. The warranty and indemnity provisions of Article 18 of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.

I.
Execution of Amendment. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

J.
Nondisclosure of Terms. Landlord and Tenant acknowledge that the content of this Amendment and any related documents are confidential information. Except to the extent disclosure is required by law, Landlord and Tenant shall each keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than to its respective financial, legal and space-planning consultants, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under the Lease, as amended, or pursuant to legal requirement.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

THE IRVINE COMPANY LLC,
a Delaware limited liability company

By /s/ Steven M. Case [[Executor 1 Signature]]

Name: Steven M. Case [[Tenant 1 Name]]
Title: EVP [[Tenant
[[Executor 1 Name]]
[[Executor 1 Title Line 1]]
[[Executor 1 Title Line 2]]

Executor 2 Signature]]

[[Executor 2 Name]]
[[Executor 2 Title Line 1]]
[[Executor 2 Title Line 2]]

[[ReviewerInitial1]]
TENANT: 5 ARCHES, LLC, a California limited liability company By /s/ Gene Clark [[Tenant 1 Signature]] Name: Gene Clark [[Tenant 1 Name]] Title: EVP [[Tenant 1 Title]]